Exhibit 99.1

Kenvue Reports First Quarter 2025 Results

●	Net Sales (3.9)%; Organic Sales[1] (1.2)%

●	Maintains Focus On Accelerating Profitable Growth and Optimizing Cost Structure, While Successfully Completing TSA Exits

●	Updates Outlook for FY’25 for Incremental Tariff Costs and Currency

SUMMIT, N.J. May 8, 2025 – Kenvue Inc. (NYSE: KVUE) today announced financial results for the first quarter ended March 30, 2025.

“In Q1, our teams executed our plans while continuing to navigate an evolving macro and consumer environment,” said Thibaut Mongon, Chief Executive Officer. “We are committed and focused on activating our brands while staying agile and flexible to accelerate sustainable profitable growth.”

First Quarter Summary

●	Net sales decreased 3.9% vs the prior year period, reflecting Organic sales decline of 1.2% and foreign currency headwind of 2.7%.

●	Gross profit margin was 58.0% vs 57.6% in the prior year period. Adjusted gross profit margin[1] contracted 20 basis points vs the prior year period to 60.0%.

●	Operating income margin was 14.9% vs 14.1% in the prior year period. Adjusted operating income margin[1] was 19.8% vs 22.0% in the prior year period.

●	Diluted earnings per share were $0.17 vs $0.15 in the prior year period; Adjusted diluted earnings per share[1] were $0.24 vs $0.28 in the prior year period.

●	In April, the Company achieved a major milestone in its Separation, as it successfully completed Transition Services Agreement (“TSA”) exits.

●	The Company is updating its outlook for Full Year 2025 to reflect the impact of incremental costs associated with tariffs and current foreign exchange rates.

First Quarter 2025 Financial Results

Net Sales and Organic Sales

First quarter 2025 Net sales decreased 3.9% vs the prior year period, reflecting Organic sales decline of 1.2% and foreign currency headwind of 2.7%. Organic sales decline was driven by unfavorable value realization of 0.3%, reflecting planned strategic price investments, and 0.9% volume decline.

Gross Profit Margin and Operating Income Margin

First quarter 2025 Gross profit margin expanded 40 basis points to 58.0% from 57.6% in the prior year period, as Separation-related costs (as defined below) and amortization of intangible assets decreased year-over-year. Adjusted gross profit margin declined 20 basis points to 60.0% from 60.2% in the prior year period. The year-over-year change in both measures reflects the impact from productivity gains attributable to our global supply chain optimization initiatives, which were offset by volume deleveraging, foreign exchange and inflationary headwinds, as well as strategic price investment.

First quarter 2025 Operating income margin was 14.9% vs 14.1% in the prior year period, with the prior year figure impacted by non-cash charges related to asset impairment. First quarter 2025 Adjusted operating income margin was 19.8% vs 22.0% in the prior year period. The year-over-year changes in Operating income margin and Adjusted operating income margin reflect the year-over-year change in Gross profit margin and Adjusted gross profit margin, respectively, as well as an increase in brand investment, which more than offset the benefit from savings from Our Vue Forward.

Interest Expense, Net and Taxes

First quarter 2025 Interest expense, net was $94 million vs $95 million in the prior year period.

First quarter Effective tax rate was 29.7% vs 30.7% in the prior year period. The Adjusted effective tax rate1 was 27.5% vs 28.3% in the prior year period.

Net Income Per Share (“Earnings Per Share”)

First quarter 2025 Diluted earnings per share were $0.17 vs $0.15 in the prior year period and Adjusted diluted earnings per share were $0.24 vs $0.28 in the prior year period.

2025 Outlook

Kenvue updated its outlook for Full Year 2025 to reflect current foreign exchange rates, as well as the estimated impact from higher costs due to tariffs in place as of May 7, 2025. The Company expects:

●	Net sales increase of +1% to +3% year-over-year, with Organic sales growth of +2% to +4% (unchanged) and a ~1% headwind from foreign currency translation.

●	Adjusted operating income margin decline year-over-year, reflecting the estimated impact of tariffs.

●	Adjusted diluted earnings per share about flat year-over-year, including a low-single-digit unfavorable impact from foreign currency.

The Company is working to reduce the financial impact of tariffs through a number of mitigation actions.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted operating income margin or Adjusted diluted earnings per share to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as foreign exchange, acquisitions, or divestitures.

In a separate press release this morning, the Company announced a Chief Financial Officer transition effective May 12, 2025. Additional details regarding this transition can be found at investors.kenvue.com.

Webcast Information

Kenvue will host a conference call with investors to discuss its first quarter results on Thursday, May 8, 2025 at 8:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-407-8835 from the U.S. or +1 201-689-8779 from international locations. A live webcast of the conference call can also be accessed at investors.kenvue.com, with a replay made available after the live event.

About Kenvue

Kenvue Inc. is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we realize the extraordinary power of everyday care. Our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at kenvue.com.

1Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release and the related prepared materials and webcast.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for restructuring expenses and operating model optimization initiatives, costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founder Shares”), impairment charges, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), and losses on investments. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for the tax effects on special item adjustments including amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, and losses on investments. We also exclude taxes related to the Deferred Markets. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin (also referred to as “Adjusted gross margin”) as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, Separation-related costs, conversion of stock-based awards, Founder Shares, and operating model optimization initiatives. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, the impact of the Deferred Markets, losses on investments, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization of intangible assets, restructuring expenses and operating model optimization initiatives, Separation-related costs, conversion of stock-based awards, Founder Shares, impairment charges, and the impact of the Deferred Markets. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance.

Adjusted operating income margin: We define Adjusted operating income margin (also referred to as “Adjusted operating margin”) as Adjusted operating income as a percentage of U.S. GAAP Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for Purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic sales: We define Organic sales as U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. We report changes in Organic sales on a period-over-period basis. Management believes reporting period-over-period changes in Organic sales provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

Cautions Concerning Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position, and business strategy. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy; inflation and other economic factors, such as interest rate and currency exchange rate fluctuations, as well as existing or proposed tariffs and other constraints on trade both in the U.S. and in foreign markets; the ability to successfully manage local, regional, or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to maintain satisfactory credit ratings and access capital markets, which could adversely affect its liquidity, capital position, and borrowing costs; competition, including technological advances, new products, and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including Our Vue Forward and other restructuring or cost-saving initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; changes in behavior and spending patterns of consumers; natural disasters, acts of war, or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; financial instability of international economies and legal systems and sovereign risk; the inability to realize the benefits of the separation from Kenvue’s former parent, Johnson & Johnson; and the risk of disruption or unanticipated costs in connection with the separation. A further list and descriptions of these risks, uncertainties, and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings, available at kenvue.com or on request from Kenvue. Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or developments or otherwise.

Contacts
Investor Relations:
Sofya Tsinis
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statements of Operations
(Unaudited; Dollars In Millions, Except Per Share Data; Shares In Millions)

	Fiscal Three Months Ended
	March 30, 2025	March 31, 2024
Net sales	$3,741	$3,894
Cost of sales	1,573	1,652
Gross profit	2,168	2,242
Selling, general and administrative expenses	1,537	1,573
Restructuring expenses	60	41
Impairment charges	—	68
Other operating expense, net	13	10
Operating income	558	550
Other expense, net	6	28
Interest expense, net	94	95
Income before taxes	458	427
Provision for taxes	136	131
Net income	$322	$296

Net income per share
Basic	$0.17	$0.15
Diluted	$0.17	$0.15
Weighted-average number of shares outstanding
Basic	1,914	1,915
Diluted	1,925	1,920

 Organic Sales Change

The following table presents a reconciliation of the change in Net sales, as reported, to the change in Organic sales, a non-GAAP measure for the periods presented:

	Fiscal Three Months Ended March 30, 2025 vs March 31, 2024
(Unaudited)	Reported Net sales change		Impact of foreign currency		Acquisitions and divestitures	Organic sales change
						Total Organic sales change		Price/Mix(1)		Volume
Self Care	(1.8	) %	(2.1	) %	—%	0.3%		0.3%		—%
Skin Health and Beauty	(7.3)		(2.3)		(0.2)	(4.8)		(1.9)		(2.9)
Essential Health	(3.9)		(3.9)		—	—		0.1		(0.1)
Total	(3.9	) %	(2.7	) %	—%	(1.2	) %	(0.3	) %	(0.9	) %

(1)	Price/Mix reflects value realization.

Total Segment Net Sales and Adjusted Operating Income

Segment Net sales for the periods presented were as follows:

	Net Sales
	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Self Care	$1,667	$1,698
Skin Health and Beauty	977	1,054
Essential Health	1,097	1,142
Total segment net sales	$3,741	$3,894

Segment Adjusted operating income for the periods presented was as follows:

	Adjusted Operating Income
	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Self Care Adjusted operating income	$566	$601
Skin Health and Beauty Adjusted operating income	92	146
Essential Health Adjusted operating income	239	264
Total(1)	$897	$1,011
Reconciliation to Adjusted operating income (non-GAAP):
Depreciation(2)	73	75
General corporate/unallocated expenses	79	87
Other operating expense, net	13	10
Other—impact of Deferred Markets	(9)	(16)
Adjusted operating income (non-GAAP)	$741	$855
Reconciliation to Income before taxes:
Amortization of intangible assets(3)	63	74
Separation-related costs(4)	38	67
Restructuring expenses and operating model optimization initiatives(5)	67	50
Conversion of stock-based awards	3	22
Other—impact of Deferred Markets	9	16
Founder Shares	3	8
Impairment charges(6)	—	68
Operating income	$558	$550
Other expense, net	6	28
Interest expense, net	94	95
Income before taxes	$458	$427

(1)	Effective in the fiscal three months ended June 30, 2024, the Company adjusted the allocation for certain Research and development costs within Selling, general, and administrative expenses to align with segment financial results as measured by the Company, including the chief operating decision maker. Accordingly, the Company has updated its segment disclosures to reflect the updated presentation in all prior periods. Total Adjusted operating income did not change as a result of this update.
(2)	Depreciation consists of depreciation of property, plant, and equipment and amortization of integration and development costs capitalized in connection with cloud computing arrangements.
(3)	Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customers lists) over their estimated useful lives.
(4)	Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs are composed of the following:

	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Information technology and other	$33	$60
Legal entity name change	5	7
Total Separation-related costs	$38	$67

Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. We expect the Separation-related costs will continue through approximately the first half of fiscal year 2025.

(5)	Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Employee-related costs (one-time severance and other termination benefits)	$25	$35
Information technology and project-related costs	40	13
Other implementation costs	2	2
Total Restructuring expenses and operating model optimization initiatives	$67	$50

(6)	Impairment charges for the fiscal three months ended March 31, 2024 relate to the impact of a $68 million non-cash impairment charge recorded on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey.

Non-GAAP Financial Information

The following tables present reconciliations of GAAP to Non-GAAP for the periods presented:

	Fiscal Three Months Ended March 30, 2025
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,741	—		$3,741

Gross profit	$2,168	77	(a)	$2,245
Gross profit margin	58.0%			60.0%

Operating income	$558	183	(a)-(c)	$741
Operating income margin	14.9%			19.8%

Net income	$322	143	(a)-(d)	$465
Net income margin	8.6%			12.4%
Interest expense, net	$94
Provision for taxes	$136
Depreciation and amortization	$136
EBITDA (non-GAAP)	$688	120	(b)-(c), (e)	$808
EBITDA margin (non-GAAP)	18.4%			21.6%

Detail of Adjustments	Cost of sales	SG&A/Restructuring expenses	Other operating expense, net	Provision for taxes	Total
Amortization of intangible assets	$63	$—	$—	$—	$63
Restructuring expenses	—	60	—	—	60
Operating model optimization initiatives	6	1	—	—	7
Separation-related costs (including conversion of stock-based awards and Founder Shares)	8	36	—	—	44
Impact of Deferred Markets—minority interest expense	—	—	4	—	4
Impact of Deferred Markets—provision for taxes	—	—	5	(5)	—
Tax impact on special item adjustments	—	—	—	(35)	(35)
Total	$77	$97	$9	$(40)	$143
	(a)	(b)	(c)	(d)
Cost of sales less amortization	$14
	(e)

	Fiscal Three Months Ended March 31, 2024
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,894	—		$3,894

Gross profit	$2,242	103	(a)	$2,345
Gross profit margin	57.6%			60.2%

Operating income	$550	305	(a)-(d)	$855
Operating income margin	14.1%			22.0%

Net income	$296	251	(a)-(f)	$547
Net income margin	7.6%			14.0%
Interest expense, net	$95
Provision for taxes	$131
Depreciation and amortization	$149
EBITDA (non-GAAP)	$671	262	(b)-(e), (g)	$933
EBITDA margin (non-GAAP)	17.2%			24.0%

Detail of Adjustments	Cost of sales	SG&A/Restructuring expenses	Impairment charges	Other operating expense, net	Other expense, net	Provision for taxes	Total
Amortization of intangible assets(1)	$74	$—	$—	$—	$—	$—	$74
Restructuring expenses(2)	—	41	—	—	—	—	41
Operating model optimization initiatives(2)	6	3	—	—	—	—	9
Separation-related costs (including conversion of stock-based awards and Founder Shares)(3)	23	74	—	—	—	—	97
Impairment charges(4)	—	—	68	—	—	—	68
Impact of Deferred Markets—minority interest expense	—	—	—	7	—	—	7
Impact of Deferred Markets—provision for taxes	—	—	—	9	—	(9)	—
Losses on investments(5)	—	—	—	—	31	—	31
Tax impact on special item adjustments	—	—	—	—	—	(76)	(76)
Total	$103	$118	$68	$16	$31	$(85)	$251
	(a)	(b)	(c)	(d)	(e)	(f)
Cost of sales less amortization	$29
	(g)

(1)	Relates to the amortization of definite-lived intangible assets (primarily trademarks, trade names, and customers lists) over their estimated useful lives.

(2)	Restructuring expenses and operating model optimization initiatives, which relate to the 2024 Multi-Year Restructuring Initiative, are composed of the following:

	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Employee-related costs (one-time severance and other termination benefits)	$25	$35
Information technology and project-related costs	40	13
Other implementation costs	2	2
Total Restructuring expenses and operating model optimization initiatives	$67	$50

(3)
Separation-related costs relate to non-recurring costs incurred in connection with our establishment of Kenvue as a standalone public company. Separation-related costs, including the impact of the conversion of stock-based compensation awards and the incremental stock-based compensation from the issuance of the Founder Shares, are composed of the following:

	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Information technology and other	$33	$60
Legal entity name change	5	7
Separation-related costs	$38	$67
Conversion of stock-based awards	3	22
Founder Shares	3	8
Total	$44	$97

Information technology and other costs primarily relates to the disentanglement of systems and the costs associated with the discontinuation of certain information technology assets. We expect the Separation-related costs will continue through approximately the first half of fiscal year 2025.
(4)	Impairment charges for the fiscal three months ended March 31, 2024 relate to the impact of a $68 million non-cash impairment charge recorded on the held for sale asset associated with the Company’s former corporate headquarters in Skillman, New Jersey.
(5)	Relates to impairment charges incurred to write off a portion of the Company’s equity investment balance.

The following table presents reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended
(Unaudited)	March 30, 2025	March 31, 2024
Effective tax rate	29.7%	30.7%
Adjustments:
Tax-effect on special item adjustments	(2.4)	(3.1)
Taxes related to Deferred Markets	0.2	0.7
Adjusted Effective tax rate (non-GAAP)	27.5%	28.3%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2025:

Fiscal Year 2025
(Unaudited)	Forecast
Effective tax rate	28.5% - 29.5%
Adjustments:
Tax-effect on special item adjustments	(3.2)
Taxes related to Deferred Markets	0.2
Adjusted Effective tax rate (non-GAAP)	25.5% - 26.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share for the periods presented:

	Fiscal Three Months Ended
(Unaudited)	March 30, 2025	March 31, 2024
Diluted earnings per share	$0.17	$0.15
Adjustments:
Separation-related costs	0.02	0.03
Restructuring expenses and operating model optimization initiatives	0.03	0.03
Impairment charges	—	0.04
Amortization of intangible assets	0.03	0.04
Losses on investments	—	0.02
Tax impact on special item adjustments	(0.02)	(0.04)
Other	0.01	0.01
Adjusted diluted earnings per share (non-GAAP)	$0.24	$0.28

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow for the periods presented:

	Fiscal Three Months Ended
(Unaudited; Dollars in Billions)	March 30, 2025	March 31, 2024
Net cash flows from operating activities	$0.4	$0.3
Purchases of property, plant, and equipment	(0.2)	(0.2)
Free cash flow (non-GAAP)	$0.2	$0.1

 Other Supplemental Financial Information

The following table presents the Company’s Net sales by geographic region for the periods presented:

	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Net sales by geographic region
North America	$1,857	$1,873
Europe, Middle East, and Africa	884	905
Asia Pacific	694	766
Latin America	306	350
Total Net sales by geographic region	$3,741	$3,894

The following table presents the Company’s Research and development expenses for the periods presented. Research and development expenses are included within Selling, general, and administrative expenses.

	Fiscal Three Months Ended
(Unaudited; Dollars in Millions)	March 30, 2025	March 31, 2024
Research & Development	$99	$100

The following table presents the Company’s Cash and cash equivalents, Total debt, and Net debt balance as of the periods presented:

(Unaudited; Dollars in Billions)	March 30, 2025	December 29, 2024
Cash and cash equivalents	$1.1	$1.1
Total debt	(8.7)	(8.6)
Net debt	$(7.7)	$(7.5)

Note: Numbers may not foot due to rounding